Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 25, 2009, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting (which contains an adverse opinion on the effectiveness of internal control over financial reporting), which appear in Pericom Semiconductor Corporation’s Annual Report on Form 10-K for the year ended June 27, 2009.

/s/ Burr Pilger Mayer, Inc.
San Jose, California
May 18, 2010